CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 19, 2013 relating to the financial statements of Environment Solutions Worldwide, Inc. in the Annual Report on Form 10-K of Environmental Solutions Worldwide, Inc. for the year ended December 31, 2012.

Signed:

/S/ “MNP LLP”

Toronto, Ontario

December 20, 2013

            Accounting › Consulting › Tax

701 EVANS AVENUE, 8th FLOOR, Toronto ON, M9C 1A3

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